                           THE PEREGRINE REAL ESTATE TRUST
                              1300 ETHAN WAY, SUITE 200
                            SACRAMENTO, CALIFORNIA  95825



                                   November 2, 1998

To each of the parties listed
on the signature pages hereto

Gentlemen:

          This letter agreement (the "Letter Agreement") is entered into by and among The Peregrine Real Estate Trust, a California real estate investment trust (the "Company"); The Prudential Insurance Company of America and Gateway Recovery Trust (collectively, the "Prudential Entities"); TCW Special Credits Fund IV, TCW Special Credit Plus Fund, TCW Special Credits Trust IV, TCW Special Credits Trust IVA and TCW Special Credits, as investment manager of the Weyerhaeuser Company Master Retirement Trust Separate Account (collectively, "TCW"); OCM Real Estate Opportunities Fund A, L.P., OCM Real Estate Opportunities Fund B, L.P., and Oaktree Capital Management, LLC as investment manager of Weyerhaeuser Company Master Retirement Trust and Real Estate Opportunities Separate Account (collectively, "Oaktree"). The Prudential Entities, TCW and Oaktree are collectively referred to herein as the "Preferred Stockholders".

          The Company and Preferred Stockholders hereby agree, subject to the terms and conditions set forth in this Letter Agreement as follows:

          DEFINITIONS

          "Common Stock" shall mean Common Shares of beneficial interest of the Company authorized and issued pursuant to the Declaration of Trust.

          "Declaration of Trust" shall mean the Restated Declaration of Trust of the Company dated as of October 7, 1994.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

          "Preferred Stock" shall mean Preferred Shares of beneficial interest of the Company issued pursuant to the Declaration of Trust and that certain Redeemable Convertible Preferred Stock Purchase Agreement dated as of October 1, 1994 by and among the Company and Pacific Mutual Life Insurance Company, The Prudential Insurance Company of America, Pruco Life Insurance Company, ORIX USA Corporation, Weyerhauser Company Master

Retirement Trust, TCW Special Credits Fund IV, TCW Special Credits Plus Fund, TCW Special Credits Trust IV, and TCW Special Credits Trust IVA.

          "SEC" shall mean the United States Securities and Exchange Commission.

          "Securities" shall mean the Preferred Stock and Common Stock (including Conversion Shares (as defined herein)).

          "Securities Act" shall mean the Securities Act of 1933, as amended.

          Section 1   EXCHANGE OF PREFERRED STOCK FOR COMMON STOCK

          1.1 EXCHANGE. Subject to the terms and conditions set forth herein, each of the Preferred Stockholders hereby agrees to exchange each share of Preferred Stock held by such Preferred Stockholder for a number of shares of Common Stock to be issued by the Company pursuant to the following conversion ratio (the "Conversion Shares"): (a) the sum of (i) the number of shares of Preferred Stock that would have been issued and outstanding on October 10, 1998 if the Preferred Stock issued and outstanding as of the Closing Date (as defined herein) had remained outstanding until and as of such date (it being agreed that such number of shares of Preferred Stock is 16,764,135) plus (ii) the quotient of (A) the amount of cash dividends that would have accrued on the Preferred Stock between the date of this Agreement and April 10, 1999 (it being agreed that such amount is $1,814,364) divided by (B) the conversion price set forth in the Declaration of Trust (it being agreed that such amount is $2.00), divided by
(b) the number of shares of Preferred Stock issued and outstanding as of the Closing Date (as defined herein). Subject to the terms and conditions set forth herein, the Company hereby agrees to issue the Conversion Shares upon receipt of share certificates representing all of the issued and outstanding shares of Preferred Stock from the Preferred Stockholders.

          1.2 THE CLOSING. At the closing of the transactions described herein (the "Closing"), (a) each of the Preferred Stockholders will deliver to the Company the certificates evidencing the shares of Preferred Stock held by such holder together with duly executed blank stock powers, (b) the Company will accept and cancel such certificates representing shares of Preferred Stock and
(c) the Company will deliver to Preferred Stockholders certificates for the Conversion Shares, registered in the denominations and names specified by each Preferred Stockholder. The Closing shall be held at the offices of Milbank, Tweed, Hadley & McCloy, 601 S. Figueroa St., thirtieth floor, Los Angeles, California 90017, on the third business day following satisfaction of the conditions set forth herein or at such other time and place as all parties to this Letter Agreement may mutually agree (the "Closing Date").

          Section 2   REPRESENTATIONS AND WARRANTIES OF THE COMPANY

          The Company hereby represents, warrants and covenants to each Preferred Stockholder as follows:

          2.1 ORGANIZATION; POWER AND AUTHORITY. The Company is a real estate investment trust duly organized, validly existing and in good standing under the laws of the State of California. The Company has all requisite power and authority to transact its business as now transacted and proposed to be transacted, to execute and deliver this Agreement, to issue and exchange the Conversion Shares for the Preferred Shares and to perform the provisions of this Letter Agreement.

          2.2 AUTHORIZATION, ETC. The execution, delivery and performance of this Letter Agreement and the other documents contemplated herein to which the Company is a party, the issuance and exchange of Conversion Shares for the Preferred Stock, and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company, and this Letter Agreement has been executed and delivered by the Company, and this Letter Agreement constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

          2.3 CAPITAL STOCK. The total number of shares of capital stock which the Company has authority to issue is 75,000,000 shares, consisting of 50,000,000 shares of Common Stock and 25,000,000 shares of Preferred Stock. As of October 1, 1998, the total number of outstanding shares of Common Stock was 4,881,122, the total number of outstanding shares of Preferred Stock was 16,764,135 and there were options and warrants to purchase an aggregate of 119,998 shares of Common Stock outstanding and options to purchase 1,450,000 shares of Common Stock had been granted subject to shareholder approval.

          2.4 ISSUANCE OF THE CONVERSION SHARES. Upon issuance, the Conversion Shares will be duly authorized, validly issued, outstanding, fully paid and non-assessable. The delivery to each Preferred Stockholder of a certificate or certificates representing the Conversion Shares at the Closing will transfer to such Preferred Stockholder good and valid title to the Conversion Shares which it is entitled to receive hereunder, free and clear of all liens and encumbrances.

          2.5 COMPLIANCE WITH LAWS, OTHER INSTRUMENTS OF THE COMPANY, ETC. Except as described in Schedule 2.5 hereto, none of the execution and delivery of this Letter Agreement, or the issuance and exchange of the Conversion Shares for Preferred Stock or the consummation of the transactions contemplated herein or compliance with the terms and provisions hereof will conflict with or result in a breach of, or require any consent under, the Restated Declaration of Trust or Bylaws of the Company, any applicable law or regulation (other than filings which will be made by the Company as required by applicable state securities laws), or any order, writ, injunction or decree of any court or governmental authority or agency, or any agreement or instrument to which the Company is a party or by which it is bound or to which it is subject, or constitute a default under any such agreement or instrument, or result in the creation or imposition of any lien upon any of the revenues or assets of the Company pursuant to the terms of any such agreement or instrument.

          2.6 GOVERNMENTAL CONSENTS. Other than filings required by applicable state securities laws which shall be made by the Company, neither the nature of the Company or of any of its respective businesses or properties, nor any relationship between the Company and any other person, nor any circumstance in connection with the offer, issue or exchange of the Securities is such as to require consent, approval or authorization of, or filing, registration or qualification with, any governmental authority on the part of the Company as a condition to the execution, delivery or performance of this Letter Agreement.

          2.7  LEGAL PROCEEDINGS.    There are no legal actions or proceedings
pending, or to the knowledge of the Company, threatened against, relating to or affecting the Company which request or threaten to request the issuance of a court order restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated in this Letter Agreement (or any similar transaction).

          Section 3   REPRESENTATIONS AND WARRANTIES OF THE PREFERRED
                      STOCKHOLDERS.

          Each of the Preferred Stockholders, severally and not jointly, represents, warrants and covenants to the Company and each other Preferred Stockholder as follows:

          3.1 ORGANIZATION; POWER AND AUTHORITY; AUTHORIZATION, ETC. Such Preferred Stockholder has all requisite power and authority to execute and deliver this Letter Agreement and to perform its obligations pursuant to the provisions of this Letter Agreement. The execution, delivery and performance of this Letter Agreement, and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of such Preferred Stockholder. This Letter Agreement has been executed and delivered by a duly authorized representative of such Preferred Stockholder and constitutes a legal, valid and binding obligation of such Preferred Stockholder enforceable against such holder in accordance with its terms.

          3.2 OWNERSHIP OF SHARES. Such Preferred Stockholder represents that such Preferred Stockholder is the sole legal owner of the number of shares of Preferred Stock set forth opposite such holder's name on Schedule 3.2. Such Preferred Stockholder holds such shares of Preferred Stock of the Company free and clear of any liens, claims, interests, charges and encumbrances. Such Preferred Stockholder represents that it has not previously entered into any agreement (other than this Agreement) to sell, assign, convey, transfer or otherwise dispose of, in whole or in part, the shares of Preferred Stock to be exchanged by such Preferred Stockholder pursuant to the terms hereof. Upon exchange of the Preferred Stock for the Conversion Shares at the Closing, such Preferred Stockholder will transfer to the Company, good and valid title to the Preferred Stock held by such holder, free and clear of all liens, claims, interests, charges and encumbrances.

          3.3 ACQUISITION FOR EACH OF THE PREFERRED STOCKHOLDERS' OWN ACCOUNT; RESTRICTIONS ON TRANSFER; ACCREDITED INVESTORS. Such Preferred Stockholder represents and warrants to the Company that it is acquiring and will acquire the Conversion Shares for its own account (or a separate account managed by it), with no present intention of distributing or reselling its Conversion Shares or any part thereof in violation of the Securities Act, and that such Preferred Stockholder is prepared to bear the economic risk of retaining its Conversion Shares for an indefinite period of time, all without prejudice; provided that the disposition of its property shall in all times be and remain with in its control. Such Preferred Stockholder represents and warrants that it is an "accredited investor," as such term is defined in Rule 501(a)(3) of Regulation D promulgated under the Securities Act. Such Preferred Stockholder further covenants that it will not make any sale, transfer or other disposition of the Securities of the Company in violation of the Securities Act, the Exchange Act or the rules of the SEC promulgated thereunder.

          3.4 COMPLIANCE WITH LAWS, OTHER INSTRUMENTS OF EACH OF PREFERRED STOCKHOLDERS, ETC. Except as described in Schedule 3.4 hereto, none of the execution and delivery of this Letter Agreement, or the issue and exchange of the Conversion Shares for Preferred Stock or the consummation of the transactions contemplated herein or compliance with the terms and provisions hereof will conflict with or result in a breach of, or require any consent under, organic foundation documents or bylaws of such Preferred Stockholder any applicable law or regulation, or any order, writ, injunction or decree of any court or governmental authority or agency, or any agreement or instrument to which such Preferred Stockholder is a party or by which it is bound or to which it is subject, or constitute a default under any such agreement or instrument, or result in the creation or imposition of any lien upon any of the revenues or assets of such Preferred Stockholder pursuant to the terms of any such agreement or instrument.

          3.5 GOVERNMENTAL CONSENTS. Neither the nature of such Preferred Stockholder or of any of its respective businesses or properties, nor any relationship between such Preferred Stockholder and any other person, nor any circumstance in connection with the offer, issue or exchange of the Securities is such as to require consent, approval or authorization of, or filing, registration or qualification with, any governmental authority on the part of such Preferred Stockholder as a condition to the execution, delivery or performance of this Letter Agreement.

          Section 4   COVENANTS OF THE COMPANY

          The Company hereby covenants and agrees with the Preferred Stockholders that all times from and after the date hereof until the Closing and, with respect to any covenant to be performed in whole or in part after the Closing, to the period specified therein or if no period is specified, indefinitely:

          4.1 FAIRNESS OPINION. The Company shall use commercially reasonable efforts to obtain an independent "fairness" opinion from a recognized investment banking firm addressed to the trustees of the Company, together with a letter permitting the Company to deliver the fairness opinion to each of the Preferred Stockholders, and confirming that the transactions contemplated hereby are fair, from a financial point of view, to the Company and the shareholders of the Company other than the Preferred Stockholders.

          4.2 CONSENTS. The Company shall use commercially reasonable efforts to obtain the consents described in Schedule 2.5.

          4.3  FULFILLMENT OF CONDITIONS.     The Company will take all
commercially reasonable steps to satisfy conditions and obligations of the Company under this Letter Agreement and will not take or fail to take any action that could reasonably be expected to result in non-fulfillment of any such condition or obligation under this Letter Agreement.

          Section 5   CONDITIONS TO CLOSING.

          (a) The obligations of each Preferred Stockholder hereunder are subject to the satisfaction prior to the issuance of the Conversion Shares of the following conditions:

               (i)    the Company shall have delivered to Preferred
Stockholders a certificate, dated as of the Closing Date, of the Secretary or an Assistant Secretary of the

Company, (A) attaching a true and complete copy of the resolutions of the Board of Trustees of the Company, and of all documents evidencing other necessary corporate or shareholder action taken by the Company in connection with the matters contemplated by this Agreement, (B) attaching a true and complete copy of the Restated Declaration of Trust, (C) setting forth the incumbency of the officer or officers of the Company who sign this Letter Agreement, the other Documents, and each certificate for the Conversion Shares, including therein a signature specimen of such officer or officers, and (D) attaching a certificate of good standing (including tax status, if applicable) of the California Secretary of State;

               (ii) the Company shall have received a "fairness" opinion, in form and substance satisfactory to each of the Preferred Stockholders, from Duff & Phelps, LLC (or other recognized investment banking firm) addressed to the trustees of the Company, together with a letter permitting the Company to deliver the fairness opinion to each of the Preferred Stockholders, and confirming that the transactions contemplated hereby are fair, from a financial point of view, to the Company and the shareholders of the Company other than the Preferred Stockholders.

               (iii) all representations and warranties of the Company contained in Section 2 shall be true in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date (other than representations and warranties that are dated as of a specified date earlier than the Closing Date, which shall be certified to be true, correct and complete as of such earlier date) the Company shall have performed all agreements on its part required to be performed under this Letter Agreement on or prior to the Closing Date and Preferred Stockholders shall have received a certificate signed by the chief executive officer of the Company dated as of the Closing Date, certifying as to the effect specified in this paragraph;

               (iv) the Company shall have delivered to the Preferred Stockholders such other documents, agreements, instruments, certificates and evidence relating to the matters contemplated by this Letter Agreement as Preferred Stockholders or its counsel shall reasonably require;

               (v) since December 31, 1997, there shall have been no material adverse change or development in the business, financial condition, operating results, assets, operations, business prospects, cash flow, net worth or any franchiser, customer, tenant, supplier or employee relationship of the Company (each a "Material Adverse Effect");

               (vi) the Company shall have delivered certificates representing Conversion Shares to each of Preferred Shareholders;

               (vii) all of the outstanding shares of Preferred Stock shall have been tendered to the Company by Preferred Stockholders;

               (viii) the Company shall have obtained the consents described in
Schedule 2.5 and each of the Preferred Stockholders shall have obtained the consents discussed in Section 3.4;

               (ix) there shall not be any pending or threatened action or proceeding (a) challenging this Agreement or the transactions contemplated hereby or seeking monetary damages in connection therewith or (b) which, in the reasonable judgement of any Preferred Stockholder, could be reasonably expected to have a Material Adverse Effect on the Company; and

               (x) the Company and each of the Preferred Stockholders shall have executed and delivered an amendment to that certain Registration Rights Agreement, dated as of October 1, 1994, by and among the Company and each of the Preferred Stockholders (the "Registration Agreement") to clarify that (i) Conversion Shares to be received by the Preferred Stockholders pursuant to the transactions contemplated herein shall be subject to the registration rights described in the Registration Agreement; and (ii) any and all securities that the Preferred Stockholders may receive in exchange for or in respect of Conversion Shares or thereafter shall be subject to the registration rights described in the Registration Agreement; and

               (xi) the Preferred Stockholders shall have received the opinion of Milbank, Tweed, Hadley & McCloy, counsel for the Company, in form and substance reasonably acceptable to the Preferred Stockholders.

          (b) The obligations of the Company hereunder are subject to the satisfaction prior to the issuance of the Common Stock of the following conditions:

               (i) all representations and warranties of each of the Preferred Stockholders contained in Section 3 shall be true in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date; each of the Preferred Stockholders shall have performed all agreements on its part required to be performed under this Agreement or any other Document on or prior to the Closing Date; and the Company shall have received a certificate signed by an officer, or other comparable representative, of each of the Preferred Stockholders dated as of the Closing Date, certifying as to the effect specified in this paragraph;

               (ii) each of the Preferred Stockholders shall have delivered to the Company original certificates representing all shares of Preferred Stock that it owns beneficially and stock powers duly executed or endorsed in blank;

               (iii) the Company shall have received a "fairness" opinion in form and substance satisfactory to the trustees of the Company and the Preferred Stockholders, from Duff & Phelps, LLC (or other recognized investment banking firm) addressed to the trustees of the Company and confirming that the transactions contemplated hereby are fair, from a financial point of view, to the Company and the shareholders of the Company other than the Preferred Stockholders and the Company shall have received a letter from Duff & Phelps, LLC permitting the Company to deliver such fairness opinion to each of the Preferred Stockholders;

               (iv)   the Company shall have obtained the consents described in
Section 2.4 and each of the Preferred Stockholders shall have obtained the consents discussed in Section 3.4; and

               (v) there shall not be pending or threatened any action or proceeding challenging this Agreement or the transactions contemplated hereby or seeking monetary damages in connection therewith.

          Section 6   NOTICES

          6.1  NOTICES.

          (a) All communications under this Agreement shall be in writing and shall be mailed by first class mail, postage prepaid:

               (i)    if to the Company, at

               The Peregrine Real Estate Trust
               1300 Ethan Way, Suite 200
               Sacramento, California  95825
               Attention:  Mr. Roger Snell

               with copy to:

               Milbank, Tweed, Hadley & McCloy
               601 South Figueroa Street
               Los Angeles, California  90017
               Attention:  Eric H. Schunk, Esq.

               (ii)   if to TCW, at:

               TCW Special Credits
               c/o Oaktree Capital Management, LLC
               333 South Grand Avenue, 28th Floor
               Los Angeles, California  90071
               Attention:  Mr. D. Richard Masson

               (iii)  if to Prudential, at:

               Prudential Insurance Company of America
               Prudential Capital Group
               4 Gateway Center 7th Floor
               100 Mulberry Street
               Newark, New Jersey 07102
               Attention:  Mr. Paul L. Meiring

               (iv)   if to Oaktree, at:

               Oaktree Capital Management, LLC
               333 South Grand Avenue, 28th Floor
               Los Angeles, California  90071
               Attention:  Mr. D. Richard Masson

or at such other address as each such party may have furnished in writing to each other party to this Letter Agreement and all other holders of Shares at the time outstanding.

          (b) Any notice shall be deemed to have been duly given when delivered by hand, if personally delivered, and if sent by mail, two business days after being deposited in the mail, postage prepaid.

          6.2 SURVIVAL. All warranties, representations and covenants made by the parties herein or in any certificate or other instrument delivered by them or on their behalf under this Letter Agreement shall survive for a period of one year after the issuance of the Conversion Shares and the exchange of the Preferred Stock, EXCEPT FOR the representations and warranties contained in Sections 2.2, 2.3 and 3.2 which shall survive the issuance of the Conversion Shares and the exchange of the Preferred Stock until expiration of the applicable statutes of limitations. All statements in any such certificate or other instrument so delivered shall constitute representations and warranties by the Company hereunder.

          6.3 INDEMNIFICATION. The Company shall indemnify each of the Preferred Stockholders in respect of, and hold each of them harmless from and against, any and all losses suffered, incurred or sustained by any of them or to which any of them becomes subject, resulting from, arising out of or relating to any breach of representation or warranty or nonfulfillment of or failure to perform any covenant or agreement on the part of the Company contained in this Letter Agreement.

          6.4 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, this Letter Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the Preferred Stockholders, whether so expressed or not. The Company may not assign its rights, nor to delegate its duties, under this Letter Agreement.

          6.5 AMENDMENT AND WAIVER, ETC. This Agreement may be amended, and the observance of any term of this Letter Agreement may be waived, but only with the written consent of each of the Preferred Stockholders. No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the Company and each of the Preferred Stockholders. No failure or delay on the part of the Preferred Stockholders in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy.
No waiver of any of the provisions of this Letter Agreement shall be deemed to be a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

          6.6 COUNTERPARTS. This Agreement may be executed in one or more counterparts each of which shall be an original and all of which together shall constitute one and the same instrument.

          6.7 SEVERABILITY. In the event that any one or more of the provisions contained in this Letter Agreement, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

          6.8 SPECIFIC PERFORMANCE. The Company acknowledges that the Preferred Stockholders have no adequate remedy at law for breaches by the Company of its obligations hereunder, and accordingly the Company irrevocably agrees that the Preferred Stockholders shall be entitled to the remedy of specific performance and waives any right the Company may have to object to such remedy.

          6.9 EXPENSES. The Company will pay all costs and reasonable expenses (including reasonable legal fees of one counsel to the Preferred Stockholders) incurred by Preferred Stockholders including (a) costs and expenses relating to the negotiation, execution and delivery of this Letter Agreement and any other agreement, instrument, document, or certificate necessary to consummate the transactions contemplated by this Letter Agreement and the issuance of Conversion Shares, (b) transfer taxes, (c) costs and expenses relating to printing the instruments evidencing the Conversion Shares, (d) costs and expenses relating to any amendments, waivers or consents under this Letter Agreement and (e) costs and expenses incident to the enforcement by Preferred Stockholders of, or the protection or preservation of any right or remedy of any Preferred Stockholder under, this Letter Agreement.

          6.10 ENTIRE AGREEMENT. This Agreement, together with all Exhibits and Schedules hereto, constitutes the entire agreement among the Company and Preferred Stockholders pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties.

          6.11 CHOICE OF LAW. This Letter Agreement shall be governed by, and construed in accordance with, the laws of the State of California, without giving effect to its principles of conflict of laws.

          6.12 TERMINATION. This Letter Agreement shall terminate (a) at any time prior to the Closing by mutual written agreement of the parties hereto or
(b) on or after December 31, 1998 by any of the Company or the Preferred Stockholders if the Closing shall not have occurred on or prior to such date and such failure to consummate is not caused by a breach by the terminating party. If this Letter Agreement is validly terminated pursuant to clause (a) of the first sentence of this Section 6.12, this Letter Agreement will forthwith become null and void, and there will be no liability or obligation on the part of any party hereto, except for the obligation of the Company to pay expenses pursuant to Section 6.9. Upon termination of this Agreement pursuant to clause (b) of the first sentence of this Section 6.12, the breaching party, if any, whose breach has caused such termination will remain liable to the non-breaching party for any breach of this Letter Agreement existing at the time of such termination, and the non-breaching party may use such remedies, including damages and fees of attorneys, against such breaching party with respect to such breach as are provided for in this Letter Agreement or are otherwise available in law or equity.

          6.13 SHAREHOLDER LIABILITY.      Each of the parties hereto agrees
that the shareholders of the Company are not personally liable for any written contracts or agreements entered into by the Company and shall not be personally liable for any obligation of the Company under this Agreement.

          If the foregoing is in accordance with your understanding of our agreement, please so indicate by having an authorized representative sign this Letter Agreement in the appropriate space provided below and return to us this Letter Agreement on or prior to November 15, 1998, whereupon this Letter Agreement and your acceptance shall represent a binding agreement between you and the Company with respect to the matters set forth herein.

                                   THE PEREGRINE REAL ESTATE TRUST


                                   By:       /s/ Roger Snell
                                        ----------------------------------------
                                        Name:  Roger Snell
                                        Title:  President

          IN WITNESS WHEREOF, the parties have caused this Letter Agreement to be duly executed and delivered as of the day and year first written above.

                                   THE PRUDENTIAL INSURANCE COMPANY OF AMERICA



                                   By:       /s/  Gary D. Trabka
                                        ----------------------------------------
                                        Name:
                                        Title:


                                   GATEWAY RECOVERY TRUST

                                   By:  The Prudential Insurance Company of
                                        America, its Asset Manager


                                        By:       /s/  Gary D. Trabka
                                             -----------------------------------
                                             Name:
                                             Title


                                   TCW SPECIAL CREDITS FUND IV

                                   By:  TCW Special Credits,
                                   Its: General Partner

                                        By:  TCW Asset Management Company,
                                        Its: Managing General Partner

                                        By:  /s/ Bruce A. Karsh
                                             -----------------------------------
                                             Name:  Bruce A. Karsh
                                             Title: Authorized Signatory

                                        By:     /s/  Richard Masson
                                             -----------------------------------
                                             Name:  Richard Masson
                                             Title:  Authorized Signatory

                                   TCW SPECIAL CREDITS PLUS FUND

                                   By:  TCW Special Credits,
                                   Its: General Partner

                                        By:  TCW Asset Management Company,
                                        Its: Managing General Partner

                                        By:     /s/  Bruce A. Karsh
                                             -----------------------------------
                                             Name:  Bruce A. Karsh
                                             Title:  Authorized Signatory

                                        By:     /s/  BRUCE A. KARSH
                                             Name:  Bruce A. Karsh
                                             Title:  Authorized Signatory


                                   TCW SPECIAL CREDITS TRUST IV

                                   By:  Trust Company of the West, Trustee


                                        By:     /s/  Bruce A. Karsh
                                             -----------------------------------
                                             Name:  Bruce A. Karsh
                                             Title:  Authorized Signatory

                                        By:     /s/  Richard Masson
                                             -----------------------------------
                                             Name:  Richard Masson
                                             Title:  Authorized Signatory


                                   TCW SPECIAL CREDITS TRUST IVA

                                   By:  Trust Company of the West, Trustee


                                        By:     /s/  Bruce A. Karsh
                                             -----------------------------------
                                             Name:  Bruce A. Karsh
                                             Title:  Authorized Signatory

                                        By:     /s/  Richard Masson
                                             -----------------------------------
                                             Name:  Richard Masson
                                             Title:  Authorized Signatory

                                   OCM REAL ESTATE OPPORTUNITIES FUND A, L.P.

                                   By:  Oaktree Capital Management, LLC
                                   Its: General Partner

                                        By:     /s/  Bruce A. Karsh
                                             -----------------------------------
                                             Name:  Bruce A. Karsh
                                             Title:  President

                                        By:     /s/  Richard Masson
                                             -----------------------------------
                                             Name:  Richard Masson
                                             Title:  Principal


                                   OCM REAL ESTATE OPPORTUNITIES FUND B, L.P.

                                   By:  Oaktree Capital Management, LLC
                                   Its: General Partner

                                        By:     /s/  Bruce A. Karsh
                                             -----------------------------------
                                             Name:  Bruce A. Karsh
                                             Title:  President

                                        By:     /s/  Richard Masson
                                             -----------------------------------
                                             Name:  Richard Masson
                                             Title:  Principal


                                   WEYERHAEUSER REAL ESTATE OPPORTUNITIES
                                   SEPARATE ACCOUNT

                                   By:  Oaktree Capital Management, LLC
                                   Its: Investment Manager

                                        By:     /s/  Bruce A. Karsh
                                             -----------------------------------
                                             Name:  Bruce A. Karsh
                                             Title:  President

                                        By:     /s/  Richard Masson
                                             -----------------------------------
                                             Name:  Richard Masson
                                             Title:  Principal

                                   WEYERHAEUSER COMPANY MASTER RETIREMENT
                                   TRUST

                                   By:  TCW Special Credits,
                                   Its: Investment Manager

                                        By:  TCW Asset Management Company
                                        Its: Managing General Partner

                                        By:     /s/  Bruce A. Karsh
                                             -----------------------------------
                                             Name:  Bruce A. Karsh
                                             Title:  Authorized Signatory

                                        By:     /s/  Richard Masson
                                             -----------------------------------
                                             Name:  Richard Masson
                                             Title:  Authorized Signatory

                                     SCHEDULE 2.5

                                       CONSENTS


1.   Prior written consent and waiver from Fleet Capital Corporation pursuant to
     Section 10.1.12 of the Loan and Security Agreement, dated as of December 4, 1997, between the Peregrine Real Estate Trust and Fleet Capital Corporation.

2. Prior written consent and waiver from Holiday Inns Franchising, Inc. and Holiday Hospitality Franchising, Inc. relating to the Holiday Inn-Registered Trademark- Change of Ownership License Agreement dated
     July 20, 1993 relating to location number 1608, the Holiday Inn-Registered Trademark- Hotel License Renewal Agreement dated January 23, 1998 relating to location number 4203 and the Holiday Inn-Registered Trademark- Hotel License Renewal Agreement dated December 18, 1997 relating to location number 5053.

3. Prior written consent and waiver from the Noteholders and The Prudential Insurance Company of America as Agent for Noteholders relating to the Second Amended and Restated Note Agreement.

                                     SCHEDULE 3.2

        BENEFICIAL OWNER                  NOMINEE NAME                PREFERRED
        ----------------                  ------------                ---------
                                                                        SHARES
                                                                        ------
GATEWAY RECOVERY TRUST           GATEWAY RECOVERY TRUST                3,102,816

THE PRUDENTIAL INSURANCE         THE PRUDENTIAL INSURANCE              1,361,667
COMPANY OF AMERICA               COMPANY OF AMERICA
WEYERHAEUSER COMPANY MASTER      SALKELD & CO.                           644,894
RETIREMENT TRUST
TCW SPECIAL CREDITS FUND IV      SALKELD & CO.                         2,077,992

TCW SPECIAL CREDITS PLUS FUND    SALKELD & CO.                         2,221,304

TCW SPECIAL CREDITS TRUST IV     SALKELD & CO.                         1,791,375

TCW SPECIAL CREDITS TRUST IVA    SALKELD & CO.                           429,931

WEYERHAEUSER REAL ESTATE         HARE & CO.                              513,416
OPPORTUNITIES
OCM REAL ESTATE OPPORTUNITIES    HARE & CO.                            1,694,273
FUND A, L.P.
OCM REAL ESTATE OPPORTUNITIES    HARE & CO.                            2,926,467
FUND B, L.P.
                                        TOTAL PREFERRED SHARES:       16,764,135

                                     SCHEDULE 3.4

                                       CONSENTS

     NONE